Exhibit 15.1

中国北京建国门外大街1号国贸写字楼2座12-14层100004

12-14th Floor, China World Office 2, No. 1 Jianguomenwai Avenue, Beijing 100004, China

电话 Tel: +86 10 6563 7181 传真 Fax: +86 10 6569 3838

电邮 Email: beijing@tongshang.com 网址 Web: www.tongshang.com

April 28, 2022

To: 360 DigiTech, Inc. (the “Company”)

7/F Lujiazui Finance Plaza
No. 1217 Dongfang Road
Pudong New Area, Shanghai 200122
People’s Republic of China

Dear Mesdames/Sirs,

We consent to the references to our firm under the headings “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—We are subject to uncertainties surrounding regulations and administrative measures of the loan facilitation business. If any of our business practices are deemed to be non-compliant, our business, financial condition and results of operations would be adversely affected,” “Item 3. Key Information—D. Risk Factors—Risks Related to our Corporate Structure—If the PRC government deems that the contractual arrangements in relation to our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations,” and “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements with our VIEs and Their Shareholder” in 360 DigiTech, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2021 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2022. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report. We further consent to the incorporation by reference of the summaries of our opinions under these captions into the Company’s registration statements on Form S-8, as amended (File 333-231892 and 333-235488), which was initially filed on June 3, 2019 and December 13, 2019, respectively.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices